Exhibit 8.1

SUBSIDIARIES AS AT DECEMBER 31, 2015

Subsidiary	Country of Incorporation
Ailuk Shipping Company Inc.	Marshall Islands
Bikar Shipping Company Inc.	Marshall Islands
Bikini Shipping Company Inc.	Marshall Islands
Erikub Shipping Company Inc.	Marshall Islands
Gala Properties Inc.	Marshall Islands
Guam Shipping Company Inc.	Marshall Islands
Jaluit Shipping Company Inc.	Marshall Islands
Jemo Shipping Company Inc.	Marshall Islands
Kili Shipping Company Inc.	Marshall Islands
Knox Shipping Company Inc.	Marshall Islands
Lae Shipping Company Inc.	Marshall Islands
Lib Shipping Company Inc.	Marshall Islands
Mandaringina Inc.	Marshall Islands
Majuro Shipping Company Inc.	Marshall Islands
Namu Shipping Company Inc.	Marshall Islands
Palau Shipping Company Inc.	Marshall Islands
Taka Shipping Company Inc.	Marshall Islands
Tuvalu Shipping Company Inc.	Marshall Islands
Wotho Shipping Company Inc.	Marshall Islands
Aster Shipping Company Inc.	Marshall Islands
Aerik Shipping Company Inc.	Marshall Islands
Pulap Shipping Company Inc.	Marshall Islands
Bokak Shipping Company Inc.	Marshall Islands
Makur Shipping Company Inc.	Marshall Islands
Jabat Shipping Company Inc.	Marshall Islands
Fayo Shipping Company Inc.	Marshall Islands
Weno Shipping Company Inc.	Marshall Islands
Lelu Shipping Company Inc.	Marshall Islands
Houk Shipping Company Inc.	Marshall Islands
Ujae Shipping Company Inc.	Marshall Islands
Rairok Shipping Company Inc.	Marshall Islands
Toku Shipping Company Inc.	Marshall Islands
Kaben Shipping Company Inc.	Marshall Islands
Wake Shipping Company Inc.	Marshall Islands
Taroa Shipping Company Inc.	Marshall Islands
Husky Trading, S.A.	Panama
Buenos Aires Compania Armadora S.A.	Panama
Changame Compania Armadora S.A.	Panama
Chorrera Compania Armadora S.A.	Panama
Cypres Enterprises Corp.	Panama
Darien Compania Armadora S.A.	Panama
Diana Shipping Services S.A.	Panama
Eaton Marine S.A.	Panama
Panama Compania Armadora S.A.	Panama
Skyvan Shipping Company S.A.	Panama
Texford Maritime S.A.	Panama
Urbina Bay Trading, S.A.	Panama
Vesta Commercial, S.A.	Panama
Marfort Navigation Company Limited	Cyprus
Silver Chandra Shipping Company Limited	Cyprus
Bulk Carriers (USA) LLC	United States (Delaware)